UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 21, 2008

SLM CORPORATION
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-13251	52-2013874
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

12061 Bluemont Way, Reston, Virginia		20190
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(703) 810-3000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 21, 2008, the Board of Directors of SLM Corporation appointed Messrs. Michael E. Martin and Howard H. Newman to serve on the Finance and Operations Committee of the Board and appointed Mr. Frank C. Puleo to serve on the Audit Committee of the Board, effective May 7, 2008. The Board also appointed Messrs. Martin, Newman and Terracciano to the Strategy Committee of the Board, effective immediately.

Mr. Terracciano was appointed to the Board of Directors on January 7, 2008. His appointment was reported on a Form 8-K filed with the Securities and Exchange Commission (the "SEC") on January 9, 2008. Messrs. Martin and Puleo were appointed to the Board on March 20, 2008, and their appointments were reported on a Schedule 14A filed with the SEC on March 24, 2008. Mr. Newman was appointed to the Board on March 31, 2008 and his appointment was reported to the SEC on a Form 8-K filed on April 2, 2008.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SLM CORPORATION

April 23, 2008	By:	Michael E. Sheehan

Name: Michael E. Sheehan
Title: Senior Vice President & General Counsel